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                                                                   EXHIBIT 10.10


                         AMENDMENT TO SUBLEASE AGREEMENT

      THIS AMENDMENT TO SUBLEASE AGREEMENT ("Amendment") is made this ___ day of August, 1998, by and between PARADYNE CORPORATION, a Delaware corporation, whose address is 8548 126th Avenue N., P.O. Box 2826, Lagro, Florida 34649-2268, Touchton Real Estate Manager ("Sublandlord"), and GLOBESPAN SEMICONDUCTOR, INC., a Delaware corporation, whose address is 100 Schultz Drive, Red Bank, New Jersey 07701 ("Subtenant").

                                    RECITALS

      A. Sublandlord and Subtenant entered into that certain Sublease Agreement dated December 10, 1997 ("Sublease").

      B. Sublandlord and Subtenant desire to amend the Sublease.

      NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

1.   Recitals. The above stated recitals are true and correct.

2. Rent. Paragraph 3 of the Sublease shall be amended to reflect the following Rent which shall be paid to Sublandlord together with any Additional Rent described in the Sublease Agreement and sales and use taxes which may be owed:

            MONTHS           ANNUAL RENTAL          MONTHLY RENTAL
            ------           -------------          --------------
            1 - 60            $812,300.00             $67,708.33
            61 -66            $950,000.04             $79,166.67

3. Premises. The Sublease shall be amended to reflect that the Subleased Premises is the entire first two floors of the building located at 100 Schultz Drive, Red Bank, New Jersey, consisting of approximately 50,000 rentable square feet.

4. Effective Date. The parties agree and acknowledge that all provisions of this Amendment are effective retroactively to September 1, 1997. All rent due under this Amendment which have not been paid, are due and payable within fifteen (15) days after the day first written above. 5. Amendment. All provisions and conditions contained in the Sublease that have not been expressly amended herein are hereby ratified and affirmed and to remain in full force and effect.

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      IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Amendment to Sublease Agreement dated as of the date first set forth above.


WITNESS:                                  SUBLANDLORD:

                                          PARADYNE CORPORATION, A
                                          DELAWARE CORPORATION


____________________________________      By: ________________________________

Name: ______________________________      Name: ______________________________

                                          Title: _____________________________


____________________________________      Date: ______________________________

Name: ______________________________


                                          SUBTENANT:

                                          GLOBESPAN SEMICONDUCTOR, INC.,
                                          A DELAWARE CORPORATION


____________________________________      By: ________________________________

Name: ______________________________      Name: ______________________________

                                          Title: _____________________________


____________________________________      Date: ______________________________

Name: ______________________________